                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                         The Continuum Company, Inc.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------
     (5) Total fee paid:

- - --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- - --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- - --------------------------------------------------------------------------------
     (3) Filing Party:

- - --------------------------------------------------------------------------------
     (4) Date Filed:

- - --------------------------------------------------------------------------------

                          THE CONTINUUM COMPANY, INC.
                                     ******
                            9500 Arboretum Boulevard
                              Austin, Texas 78759





June 15, 1995





Dear Stockholder:

         You are cordially invited to attend the 1995 Annual Meeting of Stockholders of The Continuum Company, Inc. to be held at the Company's Headquarters, 9500 Arboretum Boulevard, Austin, Texas, at 10:00 a.m., local time, on July 26, 1995. We look forward to greeting you personally.

         We hope you are able to join us at this year's meeting. However, whether or not you are able to personally attend, please take a moment to sign, date and return your Proxy in the enclosed envelope. No postage will be necessary if you mail the enclosed envelope within the United States.
Returning the Proxy will not limit your right to vote in person or to attend the meeting, but will ensure your representation if you cannot attend. Your vote is important to us, regardless of the number of shares you own.

         Thank you for your continued interest in our Company.



                                                         Very truly yours,


                                                         Ronald C. Carroll
                                                         Chairman of the Board

                                                         W. Michael Long
                                                         Chief Executive Officer

                          THE CONTINUUM COMPANY, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 26, 1995





To the Stockholders of The Continuum Company, Inc.:


    The 1995 Annual Meeting of Stockholders of The Continuum Company, Inc. will be held at the Company's Headquarters, 9500 Arboretum Boulevard, Austin, Texas, at 10:00 a.m., local time, on July 26, 1995, for the following purposes:

         1. To elect a Board of Directors to serve for the ensuing year or until their successors are duly elected and qualified;

         2.      To approve the adoption of the 1995 Directors' Stock Option
                 Plan; and

         3. To transact any other business that may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on May 26, 1995, are entitled to notice of and to vote at the meeting.


                                  By Order of the Board of Directors

                                  John L. Westermann III
                                  Secretary





Austin, Texas
June 15, 1995



    IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING. NO POSTAGE IS NEEDED IF IT IS MAILED IN THE UNITED STATES. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                          THE CONTINUUM COMPANY, INC.
                            9500 ARBORETUM BOULEVARD
                              AUSTIN, TEXAS 78759

                                PROXY STATEMENT

                              GENERAL INFORMATION

    The accompanying proxy is solicited by the Board of Directors of The Continuum Company, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on July 26, 1995 (the "1995 Annual Meeting"), and any adjournment thereof. The 1995 Annual Meeting will be held at 9500 Arboretum Boulevard, Austin, Texas. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with the directions noted thereon, or if no direction is indicated, they will be voted in favor of the proposals set forth in the notice attached hereto. Abstentions are counted as shares present in the determination of whether the shares represented at the meeting constitute a quorum, and are counted as votes against proposals to be acted on by the stockholders. Broker non-votes, however, will not be considered as present at the meeting in determining the presence of a quorum and are not counted for or against proposals to be acted on by the stockholders. An automated system administered by the American Stock Transfer & Trust Company, the Company's transfer agent, is used to tabulate the votes.

    This Proxy Statement and the enclosed proxy are being sent to stockholders beginning on June 15, 1995. The Company will also supply brokers or other persons holding stock in their names or in the names of their nominees with such number of proxies and proxy materials as they may require for mailing to beneficial owners, and will reimburse them for their reasonable expenses incurred in connection therewith. In addition to solicitation by mail, certain Directors, officers, and regular employees of the Company may solicit proxies by telegraph, telephone, and personal interview.

    The cost of the solicitation of proxies for the 1995 Annual Meeting will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all papers which now accompany or may hereafter supplement it. The costs of the solicitation, preparation, and mailing of proxies are expected to be less than $10,000.

                             RIGHT TO REVOKE PROXY

    Any stockholder giving the proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to the exercise thereof by filing with the Company a written revocation thereof at or prior to the 1995 Annual Meeting, by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person the shares of stock such stockholder is entitled to vote. Unless the persons named in the proxy are prevented by circumstances beyond their control from acting, the proxy will be voted at the 1995 Annual Meeting and at any adjournment thereof in the manner specified therein, but unless otherwise indicated, such proxy will be voted:

         (1) FOR the election of the eight nominees listed under "Election of Directors" as Directors of the Company;

         (2) FOR the adoption of the Company's 1995 Directors' Stock Option Plan; and

         (3) At the discretion of the proxy holders on any matter that may properly come before the 1995 Annual Meeting or any adjournment thereof.

                               VOTING SECURITIES

    At the close of business on May 26, 1995, which is the record date for the determination of stockholders of the Company entitled to receive notice and vote at the 1995 Annual Meeting or any adjournment thereof, the Company had outstanding 19,142,958 shares of Common Stock, $0.10 par value per share (the "Common Stock"), exclusive of 63,934 treasury shares which will not be considered present or entitled to vote. Each share of Common Stock is entitled to one vote.

    The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the 1995 Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of Common Stock as of June 5, 1995, by (i) any person or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than five percent of the outstanding Company Common Stock; (ii) all Directors and nominees; (iii) the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company; and (iv) all executive officers and Directors as a group. Unless otherwise noted, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, other than shared rights created under joint tenancy or marital property laws as between such persons and their spouses, if any.

                                                                                                  PERCENT
     DIRECTORS, NAMED EXECUTIVES                                       NUMBER                    OF STOCK
         AND 5% STOCKHOLDERS                                          OF SHARES                 OUTSTANDING
    -----------------------------                                     ---------                 -----------
DST Systems, Inc.                                                      5,544,553                    29.0%
  1055 Broadway
  Kansas City, MO 64105
FMR Corp. and Edward C. Johnson 3d                                     1,959,700(1)                 10.2%
  82 Devonshire Street
  Boston, MA 02109
Lowell C. Anderson                                                            --                       --
Thomas G. Brown                                                            2,000(2)                     *
Ronald C. Carroll                                                        199,769                     1.0%
W. Michael Long                                                          146,936(3)                     *
Thomas A. McDonnell                                                        2,000(4)                     *
Carl S. Quinn                                                              7,000(5)                     *
Edward C. Stanton, III                                                       600(6)                     *
E. Lee Walker                                                             10,000(2)                     *
Neil R. Cullimore                                                         50,121(7)                     *
Robert S. Maltempo                                                       224,443                     1.2%
Piers G.D. Fox                                                            48,565                        *
All Directors and executive
  officers as a group (16 persons)                                       799,631(2-7)                4.1%

- - ------------------------------
*  Represents less than 1%

(1) This information has been derived from a Schedule 13G filed with the Securities and Exchange Commission dated December 31, 1994, and is not within the direct knowledge of the Company. Based upon information contained in such Schedule 13G, Fidelity Management & Research Company, an investment advisory and subsidiary of FMR Corp., is the beneficial owner of 1,939,300 shares of Common Stock (the Fidelity Magellan Fund's interest amounted to 1,747,900 shares of such Common Stock), of which FMR Corp. and its Chairman, Edward C. Johnson 3d, share dispositive power but have no voting power. Another investment advisory and subsidiary of FMR Corp., Fidelity Management Trust Company, is the beneficial owner of 20,400 shares of Common Stock, of which FMR Corp. and Edward C. Johnson 3d have dispositive power but have no voting power. Mr. Johnson and his family form a controlling group with respect to FMR Corp.

(2) The number stated represents options which are exercisable within 60 days.

(3) The number stated includes 130,000 shares subject to options which are exercisable within 60 days.

(4) The number stated represents shares subject to options which are exercisable within 60 days. The number stated excludes the shares owned by DST Systems, Inc., of which Mr. McDonnell is President and a Director. Mr. McDonnell disclaims beneficial ownership of any shares of the Company owned by DST Systems, Inc.

(5) The number stated includes 5,000 shares jointly owned by Mr. Quinn's spouse. In addition, the number stated includes 2,000 shares subject to options which are exercisable within 60 days.

(6)      The number stated includes 200 shares owned by Mr. Stanton's spouse.

(7) The number stated includes 112 shares owned by Mr. Cullimore's immediate family and 40,009 shares subject to a security interest described in "Certain Transactions."

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Board of Directors of the Company currently consists of eight Directors. Each of the eight Directors elected at the 1995 Annual Meeting will serve until the next Annual Meeting of Stockholders or until his successor shall have been elected and qualified. To be elected a Director each nominee must receive the affirmative vote of a majority of the shares represented and entitled to be voted at the meeting, assuming a quorum is present. Unless authority to vote for Directors is withheld in the proxy, the persons named therein intend to vote FOR the election of the eight nominees listed. All nominees have indicated a willingness to serve as Director if elected. Should any nominee become unavailable for election, discretionary authority is conferred to vote for a substitute. Management of the Company has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to the office.

    There is no family relationship between the Directors, executive officers or persons nominated or chosen by the Board of Directors to become a Director or executive officer.

    The following table sets forth a brief description of the business experience, including the present principal occupation of each nominee, and, if different, such occupations during the preceding five years, and the year each nominee first became a Director. See "Principal Stockholders" above for the number of shares and the percentage of outstanding Common Stock beneficially owned by each nominee.

                                        OFFICES HELD WITH THE COMPANY                             DIRECTOR OF
                                        AND BUSINESS EXPERIENCE DURING                            THE COMPANY
       NAME                              THE PRECEDING FIVE YEARS(1)                     AGE         SINCE
- - -------------------                     -------------------------                        ---      -----------
Ronald C. Carroll                 Chairman of the Board of Directors
                                  of the Company (July 1991 to
                                  present); Chairman of the Board of
                                  Directors and Chief Executive
                                  Officer of the Company (to July 1991)                   60          1975

Lowell C. Anderson                Chairman, President and Chief Exec-
                                  utive Officer of Allianz Life
                                  Insurance Company of North America
                                  (life insurance)                                        58          1994

Thomas G. Brown                   President and Chief Executive Officer
                                  of Duncanson & Holt, Inc. (rein-
                                  surance managers)                                       50          1994

                                     OFFICES HELD WITH THE COMPANY                                DIRECTOR OF
                                    AND BUSINESS EXPERIENCE DURING                                THE COMPANY
       NAME                           THE PRECEDING FIVE YEARS(1)                         AGE        SINCE
- - -------------------                 ------------------------------                        ---     -----------
W. Michael Long                   Chief Executive Officer and President
                                  of the Company (July 1991 to present);
                                  President and Chief Operating Officer
                                  of the Company (to July 1991)                           42          1983

Thomas A. McDonnell               President and Chief Executive Officer
                                  of DST Systems, Inc. (mutual fund
                                  administrative services); Director of
                                  Kansas City Southern Industries, Inc.,
                                  Puritan Bennett Corporation, Informix
                                  Corp., BHA Group, Inc., and First of
                                  Michigan Capital Corporation                            49          1994

Carl S. Quinn                     General Partner of Quinn Oil Company,
                                  Ltd. (oil) (December 1994 to present);
                                  Chairman of the Board, Chief Executive
                                  Officer and President of Interstate
                                  Natural Gas Company (natural gas)
                                  (February 1992 to December 1994);
                                  Chairman of the Board and Chief Exec-
                                  utive Officer of Arkla Exploration
                                  Company (oil and gas exploration and
                                  development) (to January 1992);
                                  Director of Atmos Energy Corporation
                                  and Coho Energy, Inc.                                   64          1994

Edward C. Stanton, III            President of Cramon Corp. (private
                                  investment corporation); General
                                  Partner of Inwood Investors
                                  Partnership, L.P. (private invest-
                                  ment partnership); Managing Director
                                  of Oppenheimer & Co., Inc. (investment
                                  bankers) (August 1990 to March 1992)                    51          1988

E. Lee Walker                     Private Investor (March 1990 to
                                  present); President and Chief
                                  Operating Officer of Dell Computer
                                  Corporation (to March 1990); Director
                                  of Mobile Telecommunication
                                  Technologies Corporation                                53          1989

(1) Directorships are listed for other corporations which have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or are subject to the requirements of Section 15(d) of that Act, and for any company registered as an investment company under the Investment Company Act of 1940.

BOARD AND COMMITTEE MEETINGS

    During the fiscal year ended March 31, 1995, the Board of Directors held four meetings and seven committee meetings. Each Director attended seventy-five percent or more of the total number of meetings of the Board of Directors and its committees of which he was a member held during the period for which he was a Director or committee member.

    The Board has no standing Executive or Nominating Committees. The Board of Directors of the Company has a standing Compensation Committee and an Audit Committee, both of which are comprised of all Directors who are not officers of the Company.

    The Compensation Committee approves the compensation of executive officers and administers and makes recommendations to the Board of Directors concerning executive and incentive compensation plans and other employee benefit plans. The

Audit Committee's functions include recommendations concerning the engagement of independent auditors, and reviewing with the independent auditors the plans and results of the audit engagement. The Compensation Committee met six times and the Audit Committee met once during the fiscal year ended March 31, 1995.

DIRECTORS' COMPENSATION

    Directors who are not also employees of the Company receive $20,000 per year as compensation for their services. Non-employee Directors also receive $500 for each committee meeting attended in person and $250 for each Board or committee meeting conducted by telephone.

    All non-employee Directors of the Company were granted a one-time award upon commencement of services as a Director of an option to purchase 10,000 shares of the Company's Common Stock, except for Mr. Anderson who declined the option grant as a result of his employer's management policies. The exercise price of the options is based on the closing price of the stock on the date of grant. The options vest twenty percent per year for five consecutive years, contingent on continued service as a Director of the Company.

                MANAGEMENT OF THE COMPANY -- EXECUTIVE OFFICERS

    Listed below are the executive officers of The Continuum Company, Inc. and subsidiaries as of June 5, 1995. All officers serve until the next annual election of officers or until a successor is duly elected and qualified.

       NAME                       AGE      BUSINESS EXPERIENCE -- LAST FIVE YEARS
- - --------------------              ---      --------------------------------------
Ronald C. Carroll                 60       Chairman of the Board (July 1991 to present); Chairman of the Board and Chief Executive
                                           Officer (to July 1991)

W. Michael Long                   42       President and Chief Executive Officer (July 1991 to present); President and Chief
                                           Operating Officer (to July 1991)

Neil R. Cullimore                 51       Executive Vice President (July 1993 to present); Chief Executive Officer of Paxus
                                           Corporation Limited (to July 1993)

Robert S. Maltempo                54       Executive Vice President (October 1993 to present); President of Vantage Computer
                                           Systems, Inc. (to October 1993)

Michael W. Brinsford              45       Senior Vice President (February 1994 to present); Vice President and Managing Director --
                                           European Operations (to February 1994)

Piers G.D. Fox                    50       Senior Vice President

Ronald A. Nowak                   42       Senior Vice President (May 1993 to present); Vice President and Managing Director of
                                           Continuum Australia Limited (October 1990 to May 1993); Vice President (to October 1990)

Kenneth L. Williams               49       Senior Vice President (November 1992 to present); Vice President (October 1990 to
                                           November 1992); President of Software Marketing Associates (privately owned consulting firm) (to October 1990)

Philip H. Small                   45       Managing Director of Continuum Australia Limited (August 1993 to present); Managing
                                           Director of Paxus Corporation Europe (to August 1993)

John L. Westermann III            49       Vice President, Secretary, Treasurer, and Chief Financial Officer


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The Summary Compensation Table shows certain compensation information for the Chief Executive Officer and each of the four other most highly compensated executive officers (hereinafter referred to as the named executives) for each of the fiscal years ended March 31, 1995, 1994, and 1993.

                                          ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                                         ---------------------            ----------------------
                                                                                  AWARDS
                                                                                  ------

                                                                                       SECURITIES
                                                             OTHER                       UNDER-        ALL
                                                             ANNUAL                      LYING        OTHER
 NAME AND                                                   COMPEN-      RESTRICTED      STOCK       COMPEN-
 PRINCIPAL                         SALARY        BONUS      SATION(1)     STOCK(2)      OPTIONS     SATION(3)
 POSITION                YEAR       ($)            ($)        ($)            ($)          (#)           ($)
- - ------------             ----     --------      --------    -------        --------     -------      --------
W.M. Long                 1995      318,750     300,000            --             --     100,000      181,425
 Chief                    1994      247,917     150,000        49,172         75,000     100,000        7,959
 Executive                1993      221,875          --        70,200        156,250      50,000        7,389
 Officer

R.C. Carroll              1995      195,833     150,000            --             --      60,000      181,425
 Chairman of              1994      150,000      75,000            --             --      50,000        7,959
 the Board                1993      150,000      72,060            --             --          --        7,389

N.R. Cullimore(4)         1995      208,333     100,000            --             --      30,000      122,613
 Executive Vice           1994      126,667     100,000        98,438        175,000      60,000           --
 President                1993           --          --            --             --          --           --

R.S. Maltempo(4)          1995      250,000     125,000            --             --      30,000      122,613
 Executive Vice           1994      125,000          --        75,904        108,750      60,000           --
 President                1993           --          --            --             --          --           --

P.G.D. Fox                1995      187,056      81,050        51,294             --      27,500      103,545
 Senior Vice              1994      166,334     104,895        33,836         56,250      50,000       13,307
 President                1993      174,992          --            --         93,750          --       13,999

(1) All amounts in this column represent payments made directly to tax authorities on behalf of each executive officer granted a restricted stock award under the Company's 1990 Restricted Stock and Bonus Plan in an amount substantially sufficient to offset the executive's income tax liabilities resulting from the award, except that the amounts for Mr. Fox include automobile expenses of $12,970 and $9,396 for the years 1995 and 1994, respectively.

(2) The restricted stock awards were made pursuant to the Company's 1990 Restricted Stock and Bonus Plan. All shares awarded are subject to a five-year vesting period, commencing one year after grant. During the restriction period, dividends, if any, are paid on the shares awarded. The total number of unvested restricted stock holdings and fair market value as of March 31, 1995, for the named executives are as follows:

                                                    UNVESTED
                                                   RESTRICTED                    MARCH 31, 1995
               NAME                                  SHARES                          VALUE
            -----------                           ------------                   --------------
         Mr. Long                                   11,600                           $345,100
         Mr. Carroll                                 6,000                           $178,500
         Mr. Cullimore                               8,000                           $238,000
         Mr. Maltempo                                4,800                           $142,800
         Mr. Fox                                     8,600                           $255,850

(3) The amounts reported in this column for the 1994 and 1993 years represent contributions by the Company on behalf of the named executives to the Company's defined contribution retirement plan. The amounts reported in this column for the 1995 year include contributions to the defined contribution retirement plan in the following amounts:

                                                   RETIREMENT PLAN
                  NAME                                 AMOUNTS
               -----------                            --------
         Mr. Long                                     $  5,030
         Mr. Carroll                                  $  5,030
         Mr. Cullimore                                $  5,030
         Mr. Maltempo                                 $  5,030
         Mr. Fox                                      $ 14,965

        Otherwise, the amounts in this column for the fiscal year ended March 31, 1995, represent amounts accrued to the named executives under the deferred compensation plan, which is described under the "Compensation Committee Report on Executive Compensation" below.

(4) Mr. Cullimore and Mr. Maltempo became executive officers of the Company during the fiscal year ended March 31, 1994, and therefore no compensation is reported for them in the prior fiscal year.

STOCK OPTIONS

    The following table sets forth certain information with respect to stock options granted to the named executives during the fiscal year ended March 31, 1995. Further, in accordance with Securities and Exchange Commission rules, hypothetical gains on the respective options are shown. These gains assume rates of annual compounded stock price appreciation of five percent and ten percent over the full option term. The hypothetical gains to the optionees are not possible without an increase in the market value of the Company's Common Stock, which will likewise benefit all stockholders proportionately. In assessing these hypothetical gains, it is important to emphasize that the ultimate value of the options will depend on the market value of the Company's Common Stock at a future date.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                % OF
                                NUMBER OF      TOTAL                                               POTENTIAL
                                SECURITIES    OPTIONS                                         REALIZABLE VALUE AT
                                UNDERLYING    GRANTED     EXERCISE                           ASSUMED ANNUAL RATES
                                 OPTIONS         IN        PRICE                             OF STOCK PRICE APPRE-
                                 GRANTED       FISCAL     ($ PER      EXPIRATION            CIATION FOR OPTION TERM
     NAME                          (#)        YEAR (%)     SHARE)        DATE                5% ($)        10% ($)
- - ------------------              ----------    --------     ------     ----------        -------------------------------
All Stockholders(1)             19,143,624         --       23.250(1)        --         279,914,243         709,357,649

Mr. Long                           100,000      17.50       23.875      6/09/04(2)        1,399,680           3,642,951

Mr. Carroll                         60,000      10.50       23.875      6/09/04(2)          839,808           2,185,771

Mr. Cullimore                       20,000       3.50       23.250      5/17/04(2)          292,436             741,090
                                    10,000       1.75       21.750     10/05/04(3)          161,218             385,545

Mr. Maltempo                        20,000       3.50       23.250      5/17/04(2)          292,436             741,090
                                    10,000       1.75       21.750     10/05/04(3)          161,218             385,545

Mr. Fox                             20,000       3.50       23.250      5/17/04(2)          292,436             741,090
                                     7,500       1.31       21.750     10/05/04(3)          120,914             289,159

(1) The potential realizable value for all stockholders is based on the number of shares of Common Stock outstanding on June 5, 1995, and assumes a per share price of $23.250, the closing price of Common Stock on May 17, 1994, the date many of the options in this table were granted, and assumes hypothetical gains resulting from annual compounded stock price appreciation of five percent and ten percent over ten years, the term of all the options in the table. This information is included to illustrate how the stockholders will have fared compared to the named executives if the assumed appreciation is achieved.

(2) Subject to early vesting as discussed under "Change in Control Provisions," options vest one-half on March 31, 1997, and one-sixth vest on each subsequent anniversary through March 31, 2000.

(3) Subject to early vesting as discussed under "Change in Control Provisions," options vest twenty percent per year for five consecutive years beginning October 5, 1995.

    The following table shows stock options exercised by the named executives during the fiscal year ended March 31, 1995, including the market value of the underlying securities at each exercise date minus the option exercise price.
In addition, this table sets forth information concerning exercisable and unexercisable stock options as of March 31, 1995. Also reported are the values of "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the Common Stock price as of March 31, 1995.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES


                                                                  NUMBER OF
                                                                 SECURITIES
                                                                 UNDERLYING          VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS         IN-THE-MONEY
                                                                     AT                   OPTIONS AT
                                                                FISCAL YEAR-             FISCAL YEAR-
                                                                ------------             ------------
                             SHARES                                END (#)                  END ($)
                           ACQUIRED ON        VALUE             ------------             ------------
                            EXERCISE        REALIZED            EXERCISABLE/             EXERCISABLE/
        NAME                   (#)             ($)              UNEXERCISABLE           UNEXERCISABLE
   ---------------         ----------       --------            -------------           -------------
    Mr. Long                    --              --                120,000/               2,457,500/
                                                                  230,000                2,111,250

    Mr. Carroll                 --              --                      0/                       0/
                                                                  110,000                  902,500

    Mr. Cullimore               --              --                      0/                       0/
                                                                   90,000                  945,000

    Mr. Maltempo                --              --                      0/                       0/
                                                                   90,000                  960,000

    Mr. Fox                     --              --                      0/                       0/
                                                                   77,500                  740,000

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for establishing the salaries and other compensation of the executive officers of the Company. The Committee is composed of the non-employee Directors and reports to the full Board of Directors. Recommendations on the compensation packages are provided to the Committee by the Chairman of the Board and the Chief Executive Officer for all of the executive officers besides themselves, along with the rationale based on performance evaluations. The Committee, meeting several times each year, reviews the recommendations and makes the final determination on compensation packages for executive officers.

    The objective of the Compensation Committee is to maximize shareholder value by structuring executive compensation packages to provide adequate incentives to attract and retain individuals capable of achieving aggressive corporate goals. Accordingly, the Committee as a general policy ensures that a substantial portion of the executive officers' cash compensation is based on objective performance criteria including the Company's success in the preceding year.

    At the beginning of the Company's 1995 fiscal year, the Committee commissioned a nationally recognized consulting group to recommend compensation practices. Additionally, the Committee reviewed the compensation practices of comparable companies and used this information to determine the best methods to adequately motivate executive officers to achieve outstanding performance. The Company also participated in several market surveys of corporate executive compensation in the information systems and software development industries, including, among others, the AEA/Mercer Benchmark Survey and the Mercer's Information Systems Survey. The surveys assist the Company in comparing its compensation policies with those of other companies in the same or similar lines of business.

    The Committee has studied the potential impact on executive compensation of the new compensation limits for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended. It appears that the limitation on deductibility of compensation payments imposed by Section 162(m) will not affect the Company adversely considering the current composition and levels of executive compensation.

    The three major components of executive compensation packages include base salaries, incentive cash bonuses, and long-term incentives such as stock options and deferred compensation. The Committee believes that the structure of the packages adequately rewards executive officers for performance in the preceding fiscal year as well as provides incentives to maximize long-term shareholder value. Additionally, the executive officers are entitled to participate in the Company's benefit plans that are generally available to employees of the Company, including health and life insurance, the Company's retirement plan, and the Employee Stock Purchase Plan.

BASE SALARIES

    In setting executive officers' salaries, the Compensation Committee offers competitive base salaries to hire and retain high quality management. The Committee considers the responsibilities of the executives' respective positions in addition to the executive officers' performance in the preceding fiscal years. The determination of competitive base salaries is in part derived from salary data for comparable executives with global software and service companies. The Committee utilizes for comparison the practices of several of the corporations within the Standard & Poor's Computer Software and Services Index, the industry index presented in the stock performance graph in this Proxy Statement.

    For the last fiscal year the average salary increase for executive officers was fourteen percent as compared to the prior year. The Committee felt the raises were appropriate considering the substantial growth in revenues and net operating income the Company has achieved, specifically during the last two fiscal years, along with the accompanying increase in the executives' responsibilities. Individual salary increases were also based on subjective evaluations of the specific executive's personal performance and contribution to the Company.

CASH BONUSES

    At the beginning of each year the Company establishes a cash bonus incentive plan for each of the executive officers based on objective measures of performance expected during the then current fiscal year. The total amount of cash available for the bonus incentive plans is dependent upon a number of factors, including the Company's financial health, net income, cash flow, and competitive market conditions.

    The target bonus for each of the executive officers is based in large part on corporate earnings per share targets established in advance of the fiscal year. Two-thirds of the corporate earnings target is based on quarterly results, with the remainder attributed to annual earnings results. In addition, for each executive officer responsible for a specific operating division, fifty percent of his bonus is contingent on the attainment of predefined pre-tax profit levels for the executive's respective division.

    Generally, none of an executive's bonus will be paid unless he achieves at least eighty percent of any specific target. Additional bonus amounts may be awarded upon the achievement of results in excess of the targets up to a designated maximum.

    Both pre-tax profit and earnings per share growth are financial measures focusing on shareholder value appreciation. The target levels are typically set aggressively high to encourage outstanding performance. Moreover, the Committee attempts to stimulate the executive's focus on Company growth by placing a substantial percentage of the executive's total cash compensation at risk under the bonus program.

    During the fiscal year ended March 31, 1995, the corporate earnings targets were achieved. As the stock performance graph shown below indicates, the Company's share value exceeded that of both the Standard & Poor's 500 Stock Index and the Smallcap 600 Index during the most recent two fiscal years. In addition, most of the executives' operating divisions met their bonus targets. The Committee, consequently, awarded bonus amounts to the executives substantially in accordance with the bonus measures established at the beginning of the 1995 fiscal year.

OPTION AWARDS

    During the Company's last fiscal year, non-qualified options were granted to all executive officers. In return for the grants, each of the executives has executed an agreement limiting his right to compete with the Company for a specified period after any termination of the executive's employment. The option grants during the last fiscal year were made under the Company's 1992 Stock Option Plan and the 1994 Incentive Stock Plan.

    Stock options achieve the Committee's goal of linking executives' interests with those of the Company's stockholders. Stock options also encourage outstanding performance by executive officers, resulting in increased share value to all stockholders. The ultimate value of the options is entirely dependent on the long-term growth of the Company's stock price.

    The Committee grants options based on level of responsibility, rather than individualizing the grants. The largest grants are generally given to the upper tier of executive officers, who are considered to have the greatest potential impact on the earnings and performance of the Company.

    The exercise price of the grants during the last year was 100 percent of the fair market value of Common Stock as of the date of grant. The options generally vest over a period ranging from five to seven years.

DEFERRED COMPENSATION

    The Company has for many years maintained a deferred compensation plan, which is an unfunded plan administered by the Committee and limited to the executive officers. For the last fiscal year, the Committee established a profit sharing amount equal to twenty percent of earnings in excess of a target earnings amount, subject to a maximum amount. "Earnings" for these purposes are consolidated income before taxes. If target earnings are not met, the participants receive nothing for that year.

    The Committee sets high levels for profit sharing targets. For the five fiscal years ended March 31, 1994, no amounts were awarded pursuant to the deferred compensation plan as the set targets had not been met. For the fiscal year ended March 31, 1995, the targets were achieved and, accordingly, the

Committee made awards under the deferred compensation plan. Under the plan, amounts credited to the executives are paid out over a four-year period commencing one year after the award, contingent upon continued employment with the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

    The Committee granted Mr. Long a thirty percent raise in base salary at the beginning of the fiscal year ended March 31, 1995. A number of factors were considered in granting such a raise. The Committee wished to ensure that Mr. Long's salary was competitive to that of the chief executive officers of comparable companies. In addition, Mr. Long was instrumental in the Company's successful acquisition and integration of the businesses of Paxus Corporation Limited, an Australian computer software and services company acquired by the Company in August 1993, and of Vantage Computer Systems, Inc., a domestic life insurance software and services company acquired in September 1993.

    Mr. Long received a bonus of $300,000 during the last fiscal year. The Committee determined that the bonus properly recognized Mr. Long's instrumental contribution to the Company's success last year, including the achievement of Company highs in terms of revenues and net income. This performance increased shareholder value during Fiscal 1994 and 1995. As the stock performance graph shown below indicates, the Company's share value exceeded that of both the Standard and Poor's 500 Stock Index and the Smallcap 600 Index during the most recent two fiscal years.

    Mr. Long was granted an option for 100,000 shares during the last fiscal year. The exercise price was the share price as of the date of grant. The option grant is consistent with the Compensation Committee's view of linking Mr. Long's compensation to long-term stock performance.

    While in prior years Mr. Long has received a restricted stock grant in addition to options, no restricted stock was granted during the fiscal year ended March 31, 1995.

    This Report on Executive Compensation is made by and on behalf of the Company's Compensation Committee.

        Lowell C. Anderson                          Thomas G. Brown
        Thomas A. McDonnell                         Carl S. Quinn
        Edward C. Stanton, III                      E. Lee Walker

    THE FOREGOING COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE FOLLOWING STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION AND SHALL NOT BE DEEMED INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, NOTWITHSTANDING ANY GENERAL INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY OTHER DOCUMENT.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's 500 Stock Index, the Standard & Poor's Smallcap 600 Index, and the Standard & Poor's Computer Software and Services Index for the period of five fiscal years commencing April 1, 1990, and ending March 31, 1995. The graph assumes the value of the investment in the Company's Common Stock and each index was $100 on April 1, 1990, and all dividends were reinvested.

    Over the five year period, the Company's performance has approximated that of the Standard & Poor's 500 and Smallcap 600 Indices. The Company's stock performance in the most recent fiscal year exceeded that of both the Standard & Poor's 500 and Smallcap 600 Indices.

                       FIVE YEAR CUMULATIVE TOTAL RETURNS


                                               ---------------------------------------------------------------
                                               3/90       3/91       3/92       3/93        3/94         3/95
The Continuum Company, Inc                     100        106        122        114         120          168

Standard & Poor's 500                          100        114        127        146         149          172

Standard & Poor's SMALLCAP 600                 100        101        126        148         161          169

Standard & Poor's Computer Software
 and Services                                  100         91        118        156         175          236


                              CERTAIN TRANSACTIONS

    Mr. Cullimore, Executive Vice President, was indebted to the Company in an aggregate amount of approximately $554,000 during the fiscal year ended March 31, 1995. The indebtedness represents non-recourse loans made by Paxus Corporation Limited, an entity acquired by the Company in August 1993, to Mr. Cullimore to fund the purchase of Paxus Corporation Limited ordinary shares under Paxus Corporation Limited's Employee Share Plan. No interest accrues on the loans and they have no stated maturity date. Mr. Cullimore's loans are currently secured by 40,009 shares of Common Stock held in the name of Mr. Cullimore.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. McDonnell, a Director of the Company and a member of the Compensation Committee, is also Chief Executive Officer of DST Systems, Inc. ("DST"). As of June 5, 1995, DST owned twenty-nine percent of the Common Stock of the Company.

    During the last fiscal year, DST provided certain services to the Company. These services included DST's support of the Company's data processing requirements using DST's data center in Kansas City, Missouri. DST and the Company are also parties to a distributorship agreement which permits the Company to market certain of DST's software products in return for a royalty to DST. In addition, for a term ending in the year 2001, the Company leases office space from DST in Kansas City, Missouri for a monthly lease fee of $94,878, plus an amount for operating expenses. The amount of expense recognized by the Company for payments to DST during the fiscal year ended March 31, 1995, for the related transactions discussed in this paragraph was $15,661,997.

                          CHANGE IN CONTROL PROVISIONS

    Each of the named executives has received grants of options or restricted stock awards. See the "Compensation Committee's Report on Executive Compensation" above for additional information on the option awards. These restricted stock awards and options contain provisions relating to a possible change in control of the Company.

    Each restricted stock award granted to a named executive on or before May 1, 1995, has included a vesting period whereby a portion of the restricted stock vests over a five-year period. However, all of the restricted stock awards immediately vest in the event the holder's employment is involuntarily terminated after the occurrence of a change in control.

    The option awards granted to the named executives also contain change in control provisions. Such provisions provide that the options shall automatically vest in the event the option holder's employment is terminated, other than for cause, after a change in control of the Company.

    For purposes of the restricted stock awards, as well as for purposes of the option awards granted to the named executives during the fiscal year ended March 31, 1995, a change in control is defined as having taken place when any third party purchases or otherwise acquires beneficial ownership of more than thirty percent of the Common Stock, or, as a result of a contested election of Directors, a majority of the Board of Directors of the Company before such election cease to be members of the Board of Directors. However, in the case of the option grants during the last fiscal year, the required percentage of beneficial ownership to constitute a change in control is thirty-two percent in the event the acquiror is DST.

                            EXCHANGE ACT COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers, and beneficial owners of more than ten percent of any class of equity securities of the Company to file certain forms regarding such persons' ownership of equity securities of the Company. Based on Company records and other information, the Company believes that its executive officers, Directors, and ten percent shareholders timely complied with all these filing requirements with respect to the fiscal year ended March 31, 1995.

                    PROPOSAL 2: APPROVAL OF ADOPTION OF THE
                       1995 DIRECTORS' STOCK OPTION PLAN

ADOPTION AND PURPOSE OF THE DIRECTORS' PLAN

    The Board of Directors of the Company has recently adopted, subject to approval of the stockholders at the 1995 Annual Meeting, the Company's 1995 Directors' Stock Option Plan (the "Directors' Plan"). The Directors' Plan provides for the non-discretionary grant of stock options to Directors of the Company who are not employees of the Company or any subsidiary of the Company ("Nonemployee Directors"). There are currently six Nonemployee Directors. The Directors' Plan is intended to succeed the discontinued Directors Stock Option Plan created during the previous fiscal year, under which the Company granted to each of three new Directors an option to purchase 10,000 shares of Common Stock at fair market value as of the date of the option grant.

    In the opinion of the Board of Directors, the Directors' Plan will provide a means whereby Nonemployee Directors may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage such Directors to remain with and devote their best efforts to the business of the Company. Approval of the Directors' Plan requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. The following summary of the Directors' Plan is qualified in its entirety by reference to the Directors' Plan itself.

DESCRIPTION OF THE DIRECTORS' PLAN

    The Directors' Plan provides for the automatic grant of options to each new Nonemployee Director elected or appointed after the 1995 Annual Meeting. Options for 10,000 shares of Common Stock will be granted to each such individual on the date of his or her election or appointment to serve as a Director of the Company. In addition, each Nonemployee Director who has continuously served on the Board for five years will receive automatically a grant of options for 10,000 shares of Common Stock on the fifth anniversary of his or her initial election or appointment to serve as a Director of the Company. As two of the incumbent Nonemployee Directors have already served as Directors for at least five continuous years, each will receive a grant of options for 10,000 shares of Common Stock as of the date of the 1995 Annual Meeting. Any Nonemployee Director receiving an automatic grant of options under the Directors' Plan may refuse such grant with written notice to the Company.

    The aggregate number of shares of Common Stock that may be issued under the Directors' Plan shall not exceed 100,000. Common Stock issued upon exercise of options granted under the Directors' Plan may consist of authorized but unissued shares of Common Stock or previously issued shares of Common Stock reacquired by the Company. Should any option expire or terminate prior to its exercise in full, the shares theretofore subject to such option may again be subject to an option granted under the Directors' Plan. The aggregate number of shares which may be issued under the Directors' Plan shall be subject to adjustment in the event of any subdivision or consolidation of shares or other capital readjustment, payment of a stock dividend, merger, consolidation, or similar transaction affecting the Common Stock.

    The Directors' Plan shall be administered by the Secretary of the Company. As the Directors' Plan is intended to comply with the "formula award" exception under the rules promulgated under Section 16 of the Securities Exchange Act, the Secretary shall have no power to determine the eligibility for options, the number of shares of Common Stock underlying options granted, or the timing, exercise price, or vesting of options.

GRANTS UNDER THE DIRECTORS' PLAN

    The purchase price of Common Stock issued under each option shall be the fair market value of Common Stock on the date the option is granted. None of the options granted under the Directors' Plan will be incentive stock options as defined by the Internal Revenue Code.

    Options will become exercisable in equal annual installments over a five-year period commencing on the first anniversary of the grant date, except that any option which has been outstanding for at least six months shall immediately become exercisable upon the death or disability of the Nonemployee Director or in the event of a change in control of the Company. For purposes of the Directors' Plan, a change in control occurs when any third party purchases or otherwise acquires beneficial ownership of more than thirty percent of the Common Stock (alternatively, thirty-two percent ownership is required if the acquiror is DST Systems, Inc.), or, as a result of a contested election of directors, a majority of the Board of Directors of the Company before such election cease to be members of the Board. Exercise of an option requires payment of the option exercise price in cash.

    No option granted under the Directors' Plan is transferable except upon the death of the optionee. Options may be exercised while the Nonemployee Director remains a member of the Board of Directors and for a period of one year after ceasing to be a member of the Board by reason of death or disability or for a period of three months after ceasing to be a member of the Board for reasons other than death or disability. However, no option shall be exercisable more than ten years after the date of grant.

    The closing price of Common Stock on June 5, 1995 was $31.875.

FEDERAL INCOME TAX CONSEQUENCES

    Neither the optionee nor the Company will bear any income tax consequences as a result of the grant of options under the Directors' Plan. At the time of exercise of the option, an optionee will normally recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the optionee's purchase price for the shares. The Company generally may deduct an amount equal to the taxable income so recognized by the optionee in the year of recognition.

MODIFICATION AND TERMINATION OF THE DIRECTORS' PLAN

    The Directors' Plan shall terminate ten years from the date of stockholder approval, unless terminated earlier by the Board. The Board of Directors may amend, alter, or terminate the Directors' Plan, except that stockholder approval is required for any amendment which would increase the total number of shares of Common Stock available under the Directors' Plan, materially increase benefits accruing to Nonemployee Directors, modify the requirements as to eligibility for participation, or modify the provisions of the Directors' Plan relating to the timing, amount, or exercise price of options. In addition, provisions relating to the timing, amount, and exercise price of options granted under the Directors' Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code or the Employee Retirement Income Securities Act of 1974.

NEW PLAN BENEFITS

    No options to purchase Common Stock were granted to any person under the Directors' Plan prior to the 1995 Annual Meeting. The following table identifies the incumbent Nonemployee Directors and designates the number of shares of Common Stock underlying options that such Directors will receive in the fiscal year ending March 31, 1996, if the Directors' Plan is approved by the stockholders.

                                                DOLLAR                              NUMBER
    NAME                                       VALUE ($)                         OF UNITS (#)
    ----                                       ---------                         ------------
  Mr. Anderson                                    --                                 --
  Mr. Brown                                       --                                 --
  Mr. McDonnell                                   --                                 --
  Mr. Quinn                                       --                                 --
  Mr. Stanton                                     --(1)                            10,000
  Mr. Walker                                      --(1)                            10,000
  Non-Executive Director Group                    --(1)                            20,000

(1)   Options will be granted at fair market value as of the date of grant.

RECOMMENDATION AND VOTE

    The affirmative vote of the holders of a majority of the shares of the Common Stock present (whether in person or by proxy) and entitled to vote is required for approval of the adoption of the Directors' Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ADOPTION OF THE 1995 DIRECTORS' STOCK OPTION PLAN.

                                    AUDITORS

    Representatives of Ernst & Young LLP are expected to be present at the 1995 Annual Meeting, with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions. Ernst & Young LLP, or its predecessor, Ernst & Whinney, has audited the Company's financial statements beginning with the fiscal year ended March 31, 1977.

                            STOCKHOLDERS' PROPOSALS
                            FOR 1996 ANNUAL MEETING

    It is anticipated that the 1996 Annual Meeting of Stockholders of the Company will be held in July or August 1996. Stockholders who wish to submit proposals for inclusion in the proxy statement of the Company for the 1996 Annual Meeting must submit their proposals to the Secretary of the Company no later than March 28, 1996.

                                 OTHER MATTERS

    The Board of Directors does not know of any other matters which will be presented for action at the meeting. However, if any other matter properly comes before the meeting, the persons named in proxies intend to vote on it in accordance with their best judgment.

                                 ANNUAL REPORT

    The Annual Report to Stockholders for the fiscal year ended March 31, 1995, which includes the Company's financial statements, is being mailed along with this Proxy Statement. The financial statements contained therein are not deemed material to the exercise of prudent judgment in regard to any matter to be acted upon at the Annual Meeting and, therefore, such financial statements are not incorporated by reference herein.

                           AVAILABILITY OF FORM 10-K

    The Company will provide, without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995, upon written request addressed to: John L. Westermann III, The Continuum Company, Inc., 9500 Arboretum Boulevard, Austin, Texas 78759. The exhibits to the Form 10-K are available upon payment of charges which approximate the Company's cost of reproduction.

                             SOURCES OF INFORMATION

    The information contained in this Proxy Statement relating to the principal occupations and security holdings of Directors, nominees for election as Directors of the Company, and executive officers and their transactions with the Company is based upon information received from the individual Directors, nominees, and executives.

PROXY
                          THE CONTINUUM COMPANY, INC.
          PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS - JULY 26, 1995 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby makes, constitutes and appoints Ronald C. Carroll, W. Michael Long and John L. Westermann III, and each of them, to be his true and lawful agent and attorney-in-fact, with full power of substitution, to vote all of the shares of Common Stock registered in the undersigned name on the books of The Continuum Company, Inc. (the "Company") at the Annual Meeting of Stockholders of the Company to be held on the 26th day of July, 1995, at 10:00 a.m., Austin, Texas time, at the Company's headquarters, 9500 Arboretum Boulevard, Austin, Texas, and at any and all adjournments thereof with all the powers the undersigned would possess if personally present and participating, without limiting the foregoing, to vote as follows:

1.   Election of Directors

     / /  FOR all nominees listed below          / /   WITHHOLD AUTHORITY to
          (except as marked to the contrary            vote for all nominees
          below)                                       listed below


     (INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

     Lowell C. Anderson, Thomas G. Brown, Ronald C. Carroll, W. Michael Long, Thomas A. McDonnell, Carl S. Quinn, Edward C. Stanton, III, E. Lee Walker

2. Proposal to approve the adoption of the Company's 1995 Directors' Stock Option Plan.

        / /  FOR                     / /  AGAINST                 / /  ABSTAIN

3. If any other business is presented at the meeting, or adjournments thereof, the persons named will vote in accordance with their best judgement on such matters.


    PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

    NOTE: THIS PROXY WILL BE VOTED AS SPECIFIED OR IF NO SPECIFICATION IS MADE IT WILL BE VOTED FOR ALL DIRECTOR NOMINEES LISTED ABOVE.


                                    Date Signed: ______________________________
                                                      (please fill in date)


                                    ___________________________________________
                                                     Signature(s)


                                    ___________________________________________
                                                     Signature(s)


                                    NOTE: When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. It is important that you date your proxy in the space provide above.

                          THE CONTINUUM COMPANY, INC.

                       1995 DIRECTORS' STOCK OPTION PLAN

                                       I.
                              PURPOSE OF THE PLAN

         The Continuum Company, Inc. 1995 Directors' Stock Option Plan (the "Plan") is intended to promote the interests of The Continuum Company, Inc., a Delaware corporation (the "Company"), and its shareholders by helping to attract and retain highly-qualified independent directors, and allowing them to develop a sense of proprietorship and personal involvement in the development and financial success of the Company. Accordingly, the Company shall grant to directors of the Company who are not and who never have been employees of the Company or of its subsidiaries ("Nonemployee Directors") the option ("Option") to purchase shares of the common stock of the Company, par value $0.10 ("Stock"), as hereinafter set forth. Options granted under the Plan shall be options which do not constitute incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

                                      II.
                               OPTION AGREEMENTS

         Each Option shall be evidenced by a written agreement between the Nonemployee Director and the Company which shall contain the terms provided in the Plan.

                                      III.
                                GRANT OF OPTIONS

         Options may be granted only to individuals who are Nonemployee Directors of the Company and only on the occasions described below. For purposes herein, an Advisory Director shall not be considered as being a director of the Company. Any Nonemployee Director receiving an automatic grant hereunder may refuse such grant by giving the Secretary of the Company written notice decling the grant within thirty (30) days of the event giving rise to the automatic grant.

         (a) Each Nonemployee Director who is elected or appointed to the Board of Directors of the Company (the "Board") for the first time after the effective date of the Plan shall receive, as of the date of his or her election or appointment to the Board, and without the exercise of the discretion of any person or persons, an Option exercisable for 10,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to Options then outstanding).

         (b) Each Nonemployee Director shall receive, as of the fifth anniversary of his or her continuous service as a director of the Company, and without the exercise of the discretion of any person or persons, an Option exercisable for 10,000 shares of Stock (subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to Options then outstanding). However, each incumbent Nonemployee Director who has served as a director of the Company for at least five continuous years before the effective date of the Plan shall receive such Option as of such effective date.

                                      IV.
                                TERMS OF OPTIONS

         (a) The purchase price of Stock issued under each Option shall be the fair market value of Stock subject to the Option on the date the Option is granted. For all purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the closing price of the Stock on the New York Stock Exchange composite tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported.

         (b) Except as set forth in this Paragraph IV, an Option shall become exercisable for 2,000 shares of Stock on the first anniversary of the date of grant and for an additional 2,000 shares on each subsequent anniversary through and including the fifth anniversary of the grant date.

         (c) An Option may be exercised only while the Nonemployee Director remains a director of the Company and will terminate and cease to be exercisable upon the termination or expiration of his or her services as a director of the Company, except that:

                 (i) If a Nonemployee Director's service as a director with the Company terminates by reason of disability (within the meaning of Section 22(e)(3) of the Code), any Option shall become exercisable as of the date of such termination for 10,000 shares (less the number of shares for which the Option has been exercised before such termination), and the Nonemployee Director (or the Nonemployee Director's estate or the person who acquires the Option by will or the laws of decent and distribution or otherwise by reason of the death of the Nonemployee Director) may exercise the Option for a period of one year after ceasing to be a director.

                 (ii) If a Nonemployee Director dies while serving as a director of the Company, the Nonemployee Director's estate, or the person who acquires the Option by will or the laws of decent and distribution or otherwise by reason of the death for 10,000 shares (less the number of shares for which the Option has been exercised before death), and the Nonemployee Director's estate or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the Nonemployee Director may exercise the Option for a period of one year after the Nonemployee's death.

                 (iii) If a Nonemployee Director's service as a director of the Company is terminated after a "change in control" (as defined below) of the Company, the Option shall become exercisable as of the date of such termination for 10,000 shares (less the number of shares for which the Option has been exercised before such termination), and the Nonemployee Director (or the Nonemployee Director's estate or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the Nonemployee Director) may exercise the Option for a period of one year after ceasing to be a director. "Change in Control" shall mean and shall be deemed to have taken place if (A) any third person or entity including a "group" as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934 (together with all persons or entities controlling, controlled by or under common control with such person, entity or group) purchases or, as a result of a tender offer, exchange offer, merger, consolidation, or other transaction acquires, beneficial ownership or control (including, without limitation, the power to vote) of shares of capital stock of the Company having thirty percent (30%) or more of the number of votes that may be cast for the election of directors of the Company or (B) as a result of, or in connection with a contested election for directors, a number of directors equal to a majority of the Board of Directors of the Company before such election cease to be members of the Board of Directors of the Company. In the case of DST Systems, Inc. a "Change of Control" shall be deemed to have taken place if DST Systems, Inc. (together with all persons or entities controlling, controlled by or under common control with DST Systems, Inc.) purchases or, as a result of a tender offer, exchange offer, merger, consolidation, or other transaction acquires, beneficial ownership or control (including, without limitation, the power to vote) of shares of capital stock of the Company having thirty-two percent (32%) or more of the number of votes that may be cast for the election of directors of the Company. For such purposes, the date of occurrence of a "Change of Control" shall mean the date of occurrence of the specified event constituting such "Change in Control". If more than one event constituting a "Change of Control" occurs, the date of the "Change of Control" for purposes of the Plan shall be the first to occur of such events.

                 (iv) If a Nonemployee Director's service as a director of the Company terminates for any reason other than as described in (i),
         (ii) or (iii) above, the Option may be exercised by the Nonemployee

         Director at any time during the period of three months following such termination, or by the Nonemployee Director's estate (or the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the Nonemployee Director) during a period of one year following the Nonemployee Director's death if the Nonemployee Director dies during such three-month period.

         (d) In no event shall any Option be exercisable more than ten (10) years after the date of grant.

         (e) The purchase price of shares as to which an Option is exercised shall be paid in full at the time of exercise in cash (including check, bank draft or money order payable to the order of the Company). Nonemployee Directors must exercise an Option as to whole shares of stock; no fraction of a share of stock shall be issued by the Company upon exercise of an Option.

                                       V.
                           SHARES SUBJECT TO THE PLAN

         The aggregate number of shares which may be issued under Options granted under the Plan shall not exceed 100,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares theretofore subject to such Option may again be subject to an Option granted under the Plan. The aggregate number of shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in Paragraph VII hereof with respect to shares of Stock subject to Options then outstanding. Exercise of an Option shall result in a decrease in the number of shares of Stock which may thereafter be available, both for purposes of the Plan and for sale pursuant to such Option, by the number of shares as to which the Option is exercised.

                                      VI.
                                  TERM OF PLAN

         The Plan shall be effective upon approval by the shareholders of the Company. Except with respect to Options then outstanding, if not sooner terminated as provided herein, the Plan shall terminate upon and no further Options shall be granted after July 26, 2005.

         If, as of any date that the Plan is in effect, there are not sufficient shares of Stock available under the Plan to allow for the grant to each Nonemployee Director of an Option for the number of shares provided herein, the Plan shall terminate.

                                      VII.
                       RECAPITALIZATION OR REORGANIZATION

         (a) The existence of the Plan and the Options granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         (b) The shares with respect to which Options may be granted are shares of Stock as presently constituted, but if, and whenever prior to the expiration of an Option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         (c) Except as hereinbefore expressly provided, the issuance by the Company of shares of Stock of any class or securities convertible into shares of Stock of any class for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Options theretofore granted or the purchase price per share.

                                     VIII.
                      AMENDMENT OR TERMINATION OF THE PLAN

         The Board may amend, alter, suspend, discontinue, or terminate the Plan, but no amendment, alteration, suspension, discontinuation, or termination shall be made that would impair the rights of an optionee under an Option theretofore granted, without the optionee's consent, or that without the approval of the Company's stockholders would:

         (a) except as is provided in Paragraph VII of the Plan, materially increase the total number of shares of Stock available under the Plan;
         (b) materially increase benefits accruing to Nonemployee Directors under the Plan;
         (c) modify the requirements as to eligibility for participation in the Plan; or
         (d) modify the provision of the Plan relating to the timing, amount or exercise price of Options.

         In no event shall the provisions relating to the timing, amount or exercise price of Options be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Securities Act of 1974, as amended, or the rules thereunder.

                                      IX.
                                SECURITIES LAWS

         The Company shall not be obligated to issue any Stock pursuant to any Option granted under the Plan at any time when the shares covered by such Option have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares.

                                       X.
                                    GENERAL

         (a) Administration. The Plan shall be administered by the Secretary of the Company who shall perform only ministerial functions and who shall have no discretion regarding the exercise price, amount or timing of the Options.

         (b) Nonassignability. No Option shall be assignable or transferable by an Nonemployee Director otherwise than by will or by the laws of descent and distribution; provided, however, that an Nonemployee Director may, pursuant to a written designation of beneficiary filed with the Company prior to his or her death, designate a beneficiary to exercise the rights of the Nonemployee Director with respect to any Option upon the death of the

Nonemployee Director. Each Option shall be exercisable during the lifetime of the Nonemployee Director, only by the Nonemployee Director or, if permissible under applicable law, by the guardian or legal representative of the Nonemployee Director.

         (c) Restrictions. At least six (6) months must elapse from the date of acquisition of an Option to the date of disposition of either the Option or the underlying Stock. In addition, all certificates for Stock delivered under the Plan shall be subject to such other stock-transfer orders and other restrictions required under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock are than listed, and any applicable federal or state securities law, and a legend or legends may be placed on any such certificates to make appropriate reference to such restrictions.

         (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal laws.

         (e) No Right to Position. The grant of an Option shall not be construed as giving an Nonemployee Director the right to continue as a director of the Company or of any subsidiary. The Company or a subsidiary may at any time terminate an Nonemployee Director free from any liability or any claim under the Plan, except rights of the director expressly stated in Option Agreements with respect to Options previously granted, if any.

         (f) No Trust of Fund Created. Neither the Plan nor any Option shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any subsidiary and an Nonemployee Director or any other person. To the extent that any person acquires a right to receive payments from the Company or any subsidiary pursuant to an Option, such right shall be no greater than the right of any unsecured general creditor of the Company or any subsidiary.

         (g) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan, and cash shall be paid in lieu of any fractional shares of Stock.

         (h) Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.